                                                                    EXHIBIT 10.5

                                   AGREEMENT
                                   ---------

   THIS AGREEMENT made as of the 19th day of June, 1986, (hereinafter the "Effective Date") by and between HIGHLAND FEDERAL SAVINGS AND LOAN ASSOCIATION, a corporation organized and existing under and by virtue of the laws of the State of California (hereinafter the "Company") and BEN KARMELICH (hereinafter the "Employee"), amends, restates and supersedes a prior Agreement between the parties, which shall be of no further force and effect.

                             W I T N E S S E T H:
                             -------------------

   WHEREAS, it is the desire of the Company to provide benefits for the Employee or his survivors upon his retirement or death in order to provide incentives to the Employee for his continued employment with the Company; and

   WHEREAS, the Company by action of its Board of Directors the 19th day of June, 1986, has duly authorized the adoption and execution of this Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the continued employment of the Employee with the Company, it is mutually agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

   1.1 The words "Anniversary Date" shall mean the anniversary of the Effective Date of this Agreement in each and every year subsequent thereto.

   1.2 The word "Beneficiary" shall mean any person who receives or is designated to receive payment of any benefit under the terms of this Agreement on the death of the Employee.

   1.3 The word "Company" shall mean HIGHLAND FEDERAL SAVINGS AND LOAN ASSOCIATION or any successor corporation or business organization.

   1.4 The Employee is "Disabled" when he has been unable to perform his normal duties of employment with the Company for a period of six (6) continuous months (as defined in the Company's disability insurance policy covering the Employee, as from time to time in effect, or as defined in the policy last maintained if there is not one then in effect, or if none, as determined under the Chubb United Insurance Company policy most commonly purchased as of the date of the commencement of the purported disability).

   1.5 Any Beneficiary designation heretofore filed by the Employee with the Company under the superseded Agreement shall govern the payment of any benefits hereunder unless and until a subsequent designation is filed with the Company.

                                  ARTICLE II

                            DEFERRED INCOME CREDITS

   2.1 For each full year, to a maximum of four (4), subsequent to the Effective Date, during which the Employee remains in the employ of the Company, the Employee will be credited with "deferred income" in an amount equal to the sum of the following:

        (1) The Employee's salary deferral of $12,272.00 per annum out of the otherwise payable annual compensation, if any, due to the Employee (hereinafter "deferred salary"); and

        (2) An additional amount on each Anniversary Date in an amount equal to a percentage of the total amount of the deferred income credited to the Employee as of the previous Anniversary Date equal to interest at the rate of seven percent (7%) per annum (hereinafter "deferred interest").

   2.2 For purposes of this Article II, the Employee shall be considered to be in the employ of the Company during:

        (a) Any period in which the Employee is absent with the consent of the Company; or

        (b) Any period during which the Employee is employed by any subsidiary of the Company.

                                  ARTICLE III

                              RETIREMENT BENEFITS

   3.1 The annual benefit payable to the Employee under this Agreement shall be Ninety-Two Thousand Forty Dollars ($92,040) per annum, payable in like amounts for fifteen (15) years, in monthly or other convenient installments of one-twelfths (1/12ths) or proper portions of the annual amount, without interest.

   3.2 In the event of the retirement of the Employee from the employ of the Company on or after ten (10) years from the Effective Date (or such earlier date as shall be specified by the Board of Directors of the Company) (hereinafter "retirement date") the annual amount of retirement benefits shall be payable to the Employee commencing thirty (30) days from his retirement date.

   3.3 In the event of the termination of employment with the Company by the Employee prior to his Retirement Date (other than reason of the Employee
                      ---------------
becoming disabled or dying), the Employee shall receive the greater of (a) his deferred income as of the date of his termination, or (b) the product of twenty-five percent (25%) times the number of full years (not exceeding four (4)) that the Employee is credited with deferred compensation times his annual retirement benefit (hereinafter "adjusted retirement benefit"). If his deferred income is greater as of such date, it shall be paid to him in six (6) equal monthly installments without interest commencing the first day of the month following his termination. If the adjusted retirement benefit is greater, his annual retirement benefit shall be paid to him commencing on the date that would have been his retirement date, over fifteen (15) years in monthly or other convenient installments of one-twelfth (1/12) the retirement benefit, or proper portions thereof, without interest.

     Notwithstanding the foregoing, in the event a Change of Ownership occurs prior to the Employee's termination of service, any benefit payable to the Employee's termination of service, any benefit payable to the Employee under (b) above shall be computed, if more favorable to the Employee, by substituting for "twenty-five percent (25%) times the number of full years (not exceeding four
(4)) that the Employee is credited with deferred salary" the words "one hundred percent (100%) times". A Change of Ownership shall have occurred on the date when:

     a. More than 50% of the then outstanding shares of the Company are held by a person or group of persons (whether or not acting in concert) not the holder of more than 50% of the shares on the Effective Date;

     b. Any person or group of persons (whether or not acting in concert) holds more than 50% of the shares of the Company then outstanding;

     c. The Company is declared bankrupt or insolvent or makes an assignment for the benefit of its creditors;

     d. The Company is in material breach of any contract, agreement, law or regulation;

     e. The Company merges with or becomes a subsidiary of another company and is not the surviving entity or issues more than 50% of its then outstanding shares in connection with such a transaction and is the surviving entity.

     Notwithstanding the foregoing, no payment shall be made to the Employee which would subject the Company or Employee to any tax under IRS Section 280G.

                                  ARTICLE IV

                                DEATH BENEFITS


     4.1 In the event of the death of the Employee prior to his termination of employment, retirement date, or disability, his beneficiary shall be entitled to receive (a) a single cash payment of Five Thousand Dollars ($5,000), plus (b) the greater in present value of (i) the benefit described at Paragraph 3.3 determined as if the Employee had terminated his employment on the day immediately prior to his death; or (ii) the retirement benefits or adjusted retirement benefits payable to the Employee under Paragraph 3.1 of this Agreement, in monthly or other convenient installments, of one-twelfth (1/12th) or the proper portion of the annual retirement benefits, without interest, commencing thirty (30) days after the date of the Employee's death and continuing for fifteen (15) years, but reduced by ten percent (10%) for each year less than ten (10) from the Effective Date to the date of death; or (iii) the benefit described at Paragraph 5.1 determined as if the Employee had become disabled on the day immediately prior to his death, payable as described therein.

     4.2 In the event of the death of the Employee after the commencement of retirement benefit payments under any provision of Article III or V, his beneficiary shall be entitled to continue to receive the remainder of the installments of retirement benefits or adjusted retirement benefits otherwise payable to the Employee, and no more; provided, however, that his beneficiary shall receive a single additional payment of the amount described at Paragraph 4.1(a).

     4.3 Beneficiaries shall be designated by the Employee from time to time in such manner as the Company shall require. The Employee shall have the right to change the beneficiary of any death benefits from time to time by filing notice and any necessary forms indicating such change with the Company. Any beneficiary entitled to receive payment of benefits shall have a like right to designate beneficiaries unless successor beneficiaries were designated by the Employee, in which case they may only designate further successors. No designation of beneficiary shall be valid unless in writing signed by the Employee, dated, and filed with and acknowledged by the Company. Beneficiaries may be changed without the consent of any prior beneficiaries; provided that the consent of the Employee's spouse must be obtained to the naming of any primary beneficiary other than the spouse. If the Employee fails to designate a beneficiary or successor beneficiary or if there is no beneficiary or successor beneficiary surviving at his death or the death of the last properly designated beneficiary or successor, benefits payable shall be paid to the following, in the order named:

               (a)  Surviving spouse of the Employee;
               (b)  Descendents per stirpes of the Employee;
               (c)  Executor or administrator of the Employee; or
               (d) Next of kin of the Employee as provided by the intestacy laws of the State of California in effect at the time of the event requiring determination in the order named in such laws.

     The Employee's spouse shall be deemed to have designated him as the beneficiary of any community property interest she may have in all benefits hereunder if she shall predecease the Employee, unless a different beneficiary designation is signed by the spouse and Employee, dated, and filed with and accepted by the Company in writing.

                                   ARTICLE V

                              DISABILITY BENEFITS

     5.1 In the event of the disability of the Employee prior to the termination of his employment or retirement date, he shall be entitled to receive his annual retirement benefit for fifteen (15) years (payable in monthly or other convenient installments, without interest) commencing on the date that would have been his retirement date had he remained with the Company until such date; provided, however, that such amount shall be reduced by ten percent (10%) for each year less than ten (10) from the Effective Date to the date of commencement of disability; but in no event shall he receive less than the benefit described at Paragraph 3.3 determined as if the Employee had terminated his employment on the day immediately prior to his disability commencement.

                                  ARTICLE VI

                               NONASSIGNABILITY

     6.1 This Agreement may not be assigned by the Employee or by the Company without the consent of the Employee, provided that in the event that substantially all the assets of the Company are sold or transferred to a successor corporation or business organization and such successor shall assume the obligations of the Company hereunder, then the Company may assign this Agreement without the consent of the Employee.

     6.2 No benefits under this Agreement shall be subject in any manner to be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged by the Employee or any beneficiary, and any attempt by the Employee to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefits in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the Employee.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 Nothing herein contained shall be construed as giving the Employee the right to be retained in the service of the Company or shall in any way affect the right of the Company to control the Employee and to terminate the employment of the Employee at any time. In the event, but only in the event, that the Employee is requested by the Board of Directors and agrees in writing to continue in the employ of the Company after his retirement date, the retirement benefits otherwise payable to him or his beneficiary shall be increased by an amount determined by the Company to be sufficient to provide the Employee at his actual retirement with benefits of an equal value, using rates approved by the Board of Directors, and the retirement benefits otherwise payable to the Employee shall be deferred until such actual retirement.

     7.2 The Company may insure the life of the Employee as an officer or employee for such amount as it may deem necessary or advisable to implement the foregoing provisions and to provide financial reimbursement for the loss of the Employee. The Company shall name itself as beneficiary of all policies of life insurance, shall pay all premiums on such insurance, and shall be the sole owner of such policies. The Employee agrees to submit to any examination which may be requested by the Company for the purpose of obtaining such insurance. Neither the Employee nor his beneficiaries shall have any right, title or interest in any such policies or the proceeds thereof. Provided, however, if the Employee and the Corporation agree, such policy may be "split-dollared" between the Company and the Employee. If such an arrangement is made, then for so long as such "split-dollared" insurance is in effect, there shall be no death benefits payable as provided under Article IV hereof, and all obligations of the Company hereunder shall cease as of the Employee's Death. If such a policy is issued, there shall be no changes made with respect to such policy (such as ownership, beneficiary, or discontinuance of premium payments) without the prior written approval of the Employee. In its sole discretion, the Company may satisfy any and all obligations hereunder to the Employee or his beneficiaries by purchasing and assigning an annuity policy from an insurance company licensed to do business in the State of California providing for the payment of the benefits otherwise payable hereunder. Upon any such assignment, all rights to payment hereunder shall cease and neither the Employee nor his beneficiaries shall have any further rights hereunder.

     7.3 If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Agreement shall be construed and enforced as if such provision had not been included.

     7.4 This Agreement shall be binding on the Company and its successors and assigns and the Employee, his successors and beneficiaries.

     7.5 This Agreement shall be construed in accordance with the laws of the State of California.

     7.6 Nothing created herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds set aside or invested hereunder shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall, by virtue of the provisions hereof, have any interest in such funds. Title to and beneficial ownership of any assets, whether insurance policies, cash or investments, which the Company may set aside to meet its obligations hereunder, shall at all times remain in the Company. To the extent that the Employee acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     7.7 If the Company is unable, within seven (7) years after any benefit becomes due to the Employee or his beneficiary, to authorize payment because the identity or whereabouts of such person cannot, after the exercise of due diligence, be ascertained, the Company may direct that such benefit be forfeited and all liability for the payment thereof shall terminate.

     7.8 In the event that the Company shall, prior to distribution to the Employee or his beneficiary of all amounts due him, terminate the Employee's employment by reason of the commission of any illegal act intended by him to be detrimental to the Company, the Employee's participation hereunder shall forthwith terminate, and any interest he shall have (other than his deferred salary, to the extent a like amount has not already been paid) whether or not otherwise vested and whether or not due him or his beneficiary, shall be forfeited.

     7.9 All benefits forfeited by reason of termination prior to vesting, misdeeds, disappearance, or otherwise, shall remain the property of the Company.

     7.10 The books and records to be maintained for the purposes of this program shall be maintained by the officers and employees of the Company at its expense and subject to the supervision and control of the Board of Directors. All expenses of administration, including the expenses of maintaining books and records and general administrative expenses, shall be paid by the Company.

     7.11 Any amounts payable hereunder shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any vacation, health, welfare, profit sharing or pension plan or other arrangement of the Company for the benefit of its general employees.

     7.12 The program described herein may be amended in whole or in part from time to time by the Board of Directors of the Company. The Employee and any persons claiming any interest hereunder shall be bound by such amendments; provided that no amendment shall deprive the Employee, without his consent, of the interest he would be entitled to hereunder were his employment terminated at the time of amendment. Notice of every such amendment shall be given in writing to the Employee or his designated beneficiary if he is deceased.

     7.13 Before making any payment or distribution to the Employee or a beneficiary, the Company may deduct such amounts as, in its sole discretion, it deems proper to satisfy obligations owed to it by the Employee or to protect itself against liability for or on account of debt, succession, inheritance, income, and other taxes or liabilities of similar import, and out of money so deducted, discharge any such obligations or liabilities.

     IN WITNESS WHEREOF, HIGHLAND FEDERAL SAVINGS AND LOAN ASSOCIATION, by its duly authorized officers, and BEN KARMELICH have caused this Agreement to be executed as of the date and year first above written.


                                            "COMPANY"
                                             -------

                                            HIGHLAND FEDERAL SAVINGS AND
                                            LOAN ASSOCIATION


                                            By   /s/ James B. Johnston
                                               -----------------------------
                                            Its James B. Johnston, Secretary
                                                ----------------------------


                                            By   /s/ Kelly Andrews
                                               -----------------------------
                                            Its Kelly Andrews
                                                Senior Vice President
                                                ----------------------------



                                            "EMPLOYEE"
                                             --------

                                            /s/ Ben Karmelich
                                            --------------------------------
                                            BEN KARMELICH

                          DESIGNATION OF BENEFICIARY

Employee's Name               KARMELICH        BEN                SR.
                ----------------------------------------------------------
                              (Last)           (First)           (Middle)


Beneficiary's Name            KARMELICH        MARIE              A.
                   -------------------------------------------------------
                              (Last)           (First)           (Middle)


Beneficiary's Address         19 LA VISTA VERDE, RANCHO PALOS VERDES, CA  90274
                      ----------------------------------------------------------


Contingent Beneficiary        SONS: JOHN, BEN JR, MARK, AND BRIAN KARMELICH
                        --------------------------------------------------------

     The undersigned hereby designates the first beneficiary named as his beneficiary with respect to any interest the undersigned may have at his death under all deferred compensation Agreements, as amended from time to time. The undersigned understands that the beneficiary named herein may be changed at any time by notifying the Company in writing. If the first beneficiary named is not living at the time of the undersigned's death, the undersigned hereby designates the contingent beneficiary hereinabove named as beneficiary of any interest of the undersigned.


     IN WITNESS WHEREOF, the undersigned has executed this designation this 20 day of Nov., 1986.


                                            /s/ Ben Karmelich
                                            ----------------------------------
                                            Employee


                                            ----------------------------------
                                            Employee's Spouse

*If the employee who signs this form is married and designates a person other than his spouse as beneficiary, the employee's spouse must approve such designation by also signing this designation.

                           Effective October 1, 1987

Mr. Ben Karmelich

--------------------
--------------------

     Re:  Amendment to Deferred Compensation Agreement
          --------------------------------------------

Dear Mr. Karmelich:

     Effective June 19, 1986, you and Highland Federal Savings & Loan Association (the "Company") entered into an Agreement providing for certain deferred compensation benefits to you. The purpose of this letter is to reflect an amendment to that Agreement effective October 1, 1987 (the "Amendment Date"), as follows:

     1. Paragraph 2.1(1) of the Agreement is amended to reflect the fact that as of the Amendment Date, your annual deferred salary shall be increased by $6,764. per annum.

     2. Paragraph 3.1 of the Agreement is amended to reflect the fact that as of the Amendment Date, your annual benefit shall be increased by $38,040.

     3. Retirement, Disability and Death Benefits payable under the Agreement shall be adjusted to correspond with the foregoing, and prorated to reflect any partial deferral of salary consistent with our intent to provide you with a new Anniversary Date for the incremental benefits provided for under this Agreement.

     If the above is a correct statement of our agreed Amendment, please sign and return the enclosed copy of this letter.

                                                 Very truly yours,

                                                 HIGHLAND FEDERAL SAVINGS
                                                 & LOAN ASSOCIATION


                                                 By  /s/ Kelly Andrews
                                                    ---------------------
                                                       KELLY ANDREWS
ACCEPTED & AGREED                                   Senior Vice President


/s/ Ben Karmelich
-----------------
Ben Karmelich

                  HIGHLAND FEDERAL SAVINGS & LOAN ASSOCIATION
                                OF LOS ANGELES
                          6301 North Figueroa Street
                         Los Angeles, California 90042




                                March 16, 1988


Mr. Ben Karmelich
6301 North Figueroa Street
Los Angeles, CA 90042

         Re:  Amendment to Agreement Dated June 19, 1986
              ------------------------------------------

Dear Mr. Karmelich:

         Effective June 19, 1986, you and Highland Federal Savings & Loan Association (the "Company") entered into an Agreement (the "Agreement") providing for certain deferred compensation, retirement, disability and death benefits. The purpose of this letter is to reflect an amendment to the Agreement which became effective October 1, 1987 (the "Amendment Date"), as follows:

         1. Section 2.1(1) of the Agreement provides for an annual salary deferral of $12,272 per annum for each of the four years commencing June 19, 1986. The Agreement is amended to reflect that there will be an additional annual salary deferral of $6,754 per annum (the "Additional Salary Deferral"), for each of the four years commencing on the Amendment Date.

         2. The current annual benefit payable to you under the Agreement is $92,040 (the "Current Benefit"). The annual benefit payable to you under the Agreement represented by the Additional Salary Deferral shall be $38,040 (the "Additional Benefit"). The Additional Benefit shall be payable at the times and on the terms the Current Benefit is payable to you, except that for the purpose of determining the amount of the Additional Benefit payable from time to time, the "Effective Date" shall be the Amendment Date, and all determinations of the amount of the Additional Benefit payable to you (or your beneficiary) upon your retirement, termination of employment, death or disability shall be separately determined based on the amount of the Additional Salary Deferral and number of years

Mr. Ben Karmelich
March 16, 1988
Page 2


elapsed since the Amendment Date as of the date of such event.

          3. Section 3.3 of the Agreement is hereby amended to delete the words "prior to his Vesting Date" from the first sentence of such section.

          If the foregoing correctly states the terms of our amendment to the Agreement, please execute and return the enclosed copy of this letter.

                                                 Very truly yours,

                                                 HIGHLAND FEDERAL SAVINGS & LOAN
                                                 ASSOCIATION OF LOS ANGELES


                                                 By: /s/ James B. Johnston
                                                     --------------------------
                                                     James B. Johnston,
                                                     Executive Vice President

AGREED TO AND ACCEPTED THIS
18 DAY OF MARCH, 1988:


/s/ Ben Karmelich
-----------------
Ben Karmelich

                           Effective January 2, 1989


Mr. Ben Karmelich

-----------------
-----------------

     Re:  Amendment to Deferred Compensation Agreement
          --------------------------------------------

Dear Mr. Karmelich:

     Effective June 19, 1986, you and Highland Federal Savings & Loan Association (the "Company") entered into an Agreement providing for certain deferred compensation benefits to you. The purpose of this letter is to reflect an amendment to that Agreement effective January 2, 1989 (the "Amendment Date"), as follows:

     1. Paragraph 2.1(1) of the Agreement is amended to reflect the fact that as of the Amendment Date, your annual deferred salary shall be increased by $1,533 per annum.

     2. Paragraph 3.1 of the Agreement is amended to reflect the fact that as of the Amendment Date, your annual benefit shall be increased by $8,620.

     3. Retirement, Disability and Death Benefits payable under the Agreement shall be adjusted to correspond with the foregoing, and prorated to reflect any partial deferral of salary consistent with our intent to provide you with a new Anniversary Date for the incremental benefits provided for under this Amendment.

     If the above is a correct statement of our agreed Amendment, please sign and return the enclosed copy of this letter.

                                                 Very truly yours,

                                                 HIGHLAND FEDERAL SAVINGS
                                                 & LOAN ASSOCIATION

                                                 By  /s/ Kelly Andrews
                                                    -----------------------
                                                         KELLY ANDREWS
ACCEPTED & AGREED                                   Chief Financial Officer


/s/ Ben Karmelich
-----------------
Ben Karmelich